SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                           AMENDMENT TO CURRENT REPORT

  Filed Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (date of earliest event reported): December 10, 1998


                                   ACCOM, INC.
             (Exact name of registrant as specified in its charter)


    Delaware                                                    94-3055907
(State or other                                              (I.R.S. Employer
jurisdiction of                                             Identification No.)
incorporation)

                                     0-26620
                                (Commission File
                                     Number)


1490 O'Brien Drive, Menlo Park, California                        94025
 (Address of principal executive offices)                       (Zip Code)


       Registrant's telephone number, including area code: (650) 328-3818

                                   FORM 8-K/A

This Form 8-K/A is being filed by Accom, Inc. ("Accom" or the "Company") to amend Accom's Current Report on Form 8-K filed on December 23, 1998 (the "Original Form 8-K") to report the Company's acquisition of substantially all of the assets of Scitex Digital Video, Inc., a Massachusetts corporation, and the related transactions. The Original Form 8-K is hereby amended to add the financial statements included in Items 7(a) and 7(b).


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial Statements of Business Acquired.

         Scitex Digital Video Division:

         Combined Consolidated Financial Statements for the Years Ended December 31, 1997, 1996, and 1995 and for the Nine Months Ended September 30, 1998 and 1997 (Unaudited) and Report of Independent Accountants

                        Report of Independent Accountants

To the Board of Directors and Shareholders of Scitex Digital Video Division

In our opinion, the accompanying combined consolidated balance sheets and the related combined consolidated statements of operations, of shareholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of Scitex Digital Video Division (the "Company") (see Note 1) as of December 31, 1997 and 1996 and the results of its operations and cash flows for each of the three years in the period ended December 31, 1997 in conformity  with  generally  accepted  accounting  principles.  These  financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As discussed in Note 1, substantially all of the Company's operations since its inception were financed by Scitex Corporation Ltd. and its subsidiaries. As further discussed in note 12, on December 10, 1998, substantially all of the Company's assets were acquired by Accom Inc. The financial statements do not include any adjustment that might result from this change in ownership.

February 11, 1998, except for Note 12,
as to which the date is December 10, 1998

Scitex Digital Video Division
Combined Consolidated Balance Sheets


                                                                                      December 31,                    September 30,
                                                                           ----------------------------------         -------------
                                                                              1996                   1997                  1998
                                                                           ------------          ------------          ------------
                                                                                                                        (unaudited)
Assets
Current assets:
     Cash and cash equivalents                                             $  4,243,420          $  1,136,247          $    623,224
     Accounts receivable, net                                                13,457,259             6,177,126             2,573,293
     Inventory                                                               16,926,746            15,283,647             7,981,189
     Prepaid expenses and other                                               1,459,884             1,153,402             1,060,228
                                                                           ------------          ------------          ------------
          Total current assets                                               36,087,309            23,750,422            12,237,934
                                                                           ------------          ------------          ------------

Property and equipment, net                                                   6,287,625             5,245,453             3,606,153
Goodwill and other intangible assets, net                                    42,519,233            35,608,953                  --
Other assets                                                                    534,512               516,965               515,139
                                                                           ------------          ------------          ------------
          Total assets                                                     $ 85,428,679          $ 65,121,793          $ 16,359,226
                                                                           ============          ============          ============


Liabilities and Shareholders' Equity (Deficit)
Current liabilities:
     Accounts payable                                                      $  5,409,224          $  2,802,482          $  1,581,508
     Accrued and other liabilities                                            9,389,473             7,001,927             4,777,601
     Related parties accounts                                                22,079,851            23,970,103            26,610,669
                                                                           ------------          ------------          ------------
          Total current liabilities                                          36,878,548            33,774,512            32,969,778
                                                                           ------------          ------------          ------------


Commitments and contingencies (Notes 8 and 9)


Shareholders' equity (deficit):
     Common Stock: no par value; 10,000 shares
       authorized and 100 shares issued and
       outstanding                                                                 --                    --                    --
     Additional paid-in capital                                              21,606,875            21,606,875            21,606,875
     Other additional paid-in capital                                        47,203,192            47,800,959            50,079,887
     Accumulated deficit                                                    (20,259,936)          (38,060,553)          (88,297,314)
                                                                           ------------          ------------          ------------
          Total shareholders' equity (deficit)                               48,550,131            31,347,281           (16,610,552)
                                                                           ------------          ------------          ------------
               Total liabilities and shareholders'
                 equity (deficit)                                          $ 85,428,679          $ 65,121,793          $ 16,359,226
                                                                           ============          ============          ============

                  The accompanying notes are an integral part of these combined consolidated financial statements.

Scitex Digital Video Division
Combined Consolidated Statements of Operations


                                                                                                               Nine Months
                                                                                                                  Ended
                                                               Years Ended December 31,                         September 30,
                                                   ----------------------------------------------     -----------------------------
                                                      1995              1996             1997             1997             1998
                                                   ------------     ------------     ------------     ------------     ------------
                                                                                                               (unaudited)
Revenues:
     Product sales                                 $ 43,325,800     $ 66,741,099     $ 53,549,657     $ 45,825,281     $ 20,106,533
     Services                                         1,920,900        4,201,253        4,475,588        3,271,070        3,026,933
                                                   ------------     ------------     ------------     ------------     ------------
          Total revenue                              45,246,700       70,942,352       58,025,245       49,096,351       23,133,466
                                                   ------------     ------------     ------------     ------------     ------------

Cost of revenues:
     Cost of product sales                           22,262,000       42,365,371       34,843,189       28,554,475       17,890,219
     Cost of services                                 1,762,900        5,521,486        4,763,420        3,689,208        3,600,666
                                                   ------------     ------------     ------------     ------------     ------------
          Total cost of revenues                     24,024,900       47,886,857       39,606,609       32,243,683       21,490,885
                                                   ------------     ------------     ------------     ------------     ------------

Gross profit:                                        21,221,800       23,055,495       18,418,636       16,852,668        1,642,581
                                                   ------------     ------------     ------------     ------------     ------------

Operating expenses:
     Research and development                         6,271,200       11,522,980       10,797,692        8,275,343        5,653,440
     Selling, general and administrative              8,129,000       20,678,278       17,510,814       13,157,000        9,916,405
     Amortization of goodwill and
       other intangible assets                        2,998,843        7,301,080        6,910,281        5,336,523        4,721,273
     Impairment of long-lived assets                       --               --               --               --         30,887,680
                                                   ------------     ------------     ------------     ------------     ------------
                                                     17,399,043       39,502,338       35,218,787       26,768,866       51,178,798
                                                   ------------     ------------     ------------     ------------     ------------

Income (loss) from operations                         3,822,657      (16,446,843)     (16,800,151)      (9,916,198)     (49,536,217)

Interest income (expense), net                           68,700          (64,813)        (923,265)        (673,448)        (700,544)
                                                   ------------     ------------     ------------     ------------     ------------

Income (loss) before income taxes                     3,891,357      (16,511,656)     (17,723,416)     (10,589,646)     (50,236,761)

Income tax benefit (expense)                           (645,000)         515,616          (77,201)         (57,901)            --
                                                   ------------     ------------     ------------     ------------     ------------

Net income (loss)                                  $  3,246,357     $(15,996,040)    $(17,800,617)    $(10,647,547)    $(50,236,761)
                                                   ============     ============     ============     ============     ============

                  The accompanying notes are an integral part of these combined consolidated financial statements.

Scitex Digital Video Division
Combined Consolidated Statements of Shareholder's Equity (Deficit)


                                                                                         Other                             Total
                                                    Common Stock      Additional       Additional                      Shareholders'
                                               ---------------------   Paid-In          Paid-In        Accumulated         Equity
                                                 Shares      Amount    Capital          Capital          Deficit         (Deficit)
                                              ------------    ---    ------------    ------------     ------------     ------------
Balance at January 1, 1995                             100    $--    $ 21,606,875    $       --       $ (7,510,253)    $ 14,096,622

Other additional paid-in capital                      --       --            --        46,607,342             --         46,607,342
Net income                                            --       --            --              --          3,246,357        3,246,357
                                              ------------    ---    ------------    ------------     ------------     ------------


Balance at December 31, 1995                           100     --      21,606,875      46,607,342       (4,263,896)      63,950,321

Other additional paid-in capital                      --       --            --           595,850             --            595,850
Net loss                                              --       --            --              --        (15,996,040)     (15,996,040)
                                              ------------    ---    ------------    ------------     ------------     ------------


Balance at December 31, 1996                           100     --      21,606,875      47,203,192      (20,259,936)      48,550,131

Other additional paid-in capital                      --       --            --           597,767             --            597,767
Net loss                                              --       --            --              --        (17,800,617)     (17,800,617)
                                              ------------    ---    ------------    ------------     ------------     ------------

Balance at December 31, 1997                           100     --      21,606,875      47,800,959      (38,060,553)      31,347,281

Other additional paid-in capital
(unaudited)                                           --       --            --         2,278,928             --          2,278,928
Net loss (unaudited)                                  --       --            --              --        (50,236,761)     (50,236,761)
                                              ------------    ---    ------------    ------------     ------------     ------------

Balance at September 30, 1998
(unaudited)                                            100    $--    $ 21,606,875    $ 50,079,887     $(88,297,314)    $(16,610,552)
                                              ============    ===    ============    ============     ============     ============

                  The accompanying notes are an integral part of these combined consolidated financial statements.

Scitex Digital Video Division
Combined Consolidated Statements of Cash Flows


                                                                                                            Nine Months Ended
                                                                 Years Ended December 31,                     September 30,
                                                       --------------------------------------------    ----------------------------
                                                           1995            1996            1997            1997            1998
                                                       ------------    ------------    ------------    ------------    ------------
                                                                                                                (unaudited)
Cash flows from operating activities:
     Net income (loss)                                 $  3,246,357    $(15,996,040)   $(17,800,617)   $(10,647,547)   $(50,236,761)
     Adjustments to reconcile net income (loss)
       to net cash provided by (used in) operating
       activities:
          Provision for doubtful accounts
            and returns                                    (125,428)         13,604         319,354         152,596         229,380
          Loss (gain) on disposal of fixed
            assets, net                                        --           (73,531)        (17,871)        (19,079)         36,438
          Depreciation and amortization                   3,739,960       9,341,451       9,182,256       6,949,307       6,542,626
          Impairment of long-lived assets                      --              --              --              --        30,887,680
          Allowance for absolete inventory                2,010,027       5,237,199        (570,950)       (257,581)      5,353,996
          Changes in current assets and
            liabilities:
               Accounts receivable                          578,319        (644,863)      6,960,779       2,664,725       3,374,453
               Inventory                                  1,035,201      (5,573,945)      2,214,049         650,223       1,948,462
               Prepaid expenses and other
                 current assets                          (1,897,170)        536,716         306,482        (473,037)         93,174
               Other long-term assets                      (666,664)        132,152          17,547           6,580           1,826
               Accounts payable                          (1,438,351)        522,624      (2,606,742)     (1,307,668)     (1,220,974)
               Accrued and other liabilities             (2,104,352)     (2,821,427)     (2,387,546)      2,108,968      (2,224,326)
                                                       ------------    ------------    ------------    ------------    ------------
                    Net cash provided by (used in)
                      operating activities                4,377,899      (9,326,060)     (4,383,259)       (172,513)     (5,214,026)
                                                       ------------    ------------    ------------    ------------    ------------

Cash flows from investing activities:
     Purchase of property and equipment                    (865,014)     (3,812,993)     (1,339,732)       (985,248)       (218,491)
     Proceeds from sale of fixed assets                        --           151,728         127,800          15,632            --
                                                       ------------    ------------    ------------    ------------    ------------
                    Net cash used in investing
                      activities                           (865,014)     (3,661,265)     (1,211,932)       (969,616)       (218,491)
                                                       ------------    ------------    ------------    ------------    ------------

Cash flows from financing activities:
     Other additional paid in capital                    (4,824,658)        595,850         597,767       1,676,329       2,278,928
     Changes in related parties' accounts, net            1,927,000      14,166,395       1,890,251      (3,209,749)      2,640,566
                                                       ------------    ------------    ------------    ------------    ------------
                    Net cash provided by (used in)
                     financing activities                (2,897,658)     14,762,245       2,488,018      (1,533,420)      4,919,494
                                                       ------------    ------------    ------------    ------------    ------------

Net increase (decrease) in cash and
  cash equivalents                                          615,227       1,774,920      (3,107,173)     (2,675,549)       (513,023)

Cash and cash equivalents at beginning of period          1,853,273       2,468,500       4,243,420       4,243,420       1,136,247
                                                       ------------    ------------    ------------    ------------    ------------

Cash and cash equivalents at end of period             $  2,468,500    $  4,243,420    $  1,136,247    $  1,567,871    $    623,224
                                                       ============    ============    ============    ============    ============

Supplemental cash flow information:
     Cash paid for income taxes                        $     98,000    $     18,843    $    123,714    $    123,714    $       --
                                                       ============    ============    ============    ============    ============
     Cash paid for interest                            $    104,225    $     50,940    $      1,893    $      1,718    $      2,726
                                                       ============    ============    ============    ============    ============

                  The accompanying notes are an integral part of these combined consolidated financial statements.

Scitex Digital Video Division
Notes to Combined Consolidated Financial Statements


1.   The Company and Summary of Significant Accounting Policies

     Nature of operations

     The combined consolidated financial statements of Scitex Digital Video Division (the "Company") include Scitex Digital Video, Inc., (a Massachusetts company), its wholly-owned subsidiaries, Scitex Digital Video Asia Pacific, Inc., (a California company) and Peach Tree, Inc. (a California company), Scitex Digital Video Europe Limited, (a U.K. company) and certain intangible assets related to the digital video operations which were owned by Scitex Corporation Ltd., an Israeli corporation, all of which represent the digital video business of Scitex Corporation Ltd.

     Scitex Digital Video, Inc. is a wholly owned subsidiary of Scitex Development Corporation (a Massachusetts company) ("U.S. Parent Company") whose ultimate parent is Scitex Corporation Ltd. ("Parent Company").

     Scitex Digital Video Division designs, manufactures, and markets non-linear digital editing systems. The Company commenced operations during September 1994 in order to purchase from Carlton International Corporation (an unrelated U.K. corporation) its ImMIX Division. The purchase took place in September 1994 for $21,607,000 in cash including $607,000 of acquisition related costs.

     In September 1995, Scitex Development Corporation (U.S. Parent Company) acquired Abekas Video Systems, Inc. and in October 1995, Scitex Digital Video, Inc. was merged with Abekas Video Systems, Inc., which designs, manufactures and markets video manipulation devices used in high-end video postproduction and broadcast applications (see Note 2). All of the Company's activities since incorporation were financed by the Parent Company and its subsidiaries.

     The accompanying financial statements combine the assets and liabilities for the reporting dates (including certain intangibles acquired by the Parent Company), as well as the revenues, costs and expenses incurred by each of the above companies in all applicable periods in order to present these activities in a manner similar to a pooling of interest. All significant inter-company account balances and transactions have been eliminated.

     As disclosed in Note 12, on December 10, 1998, substantially all of the Company's combined assets were sold to Accom Inc., a U.S. corporation.

     Unaudited interim financial information

     The accompanying combined consolidated financial statements at September 30, 1998 and for the nine months ended September 30, 1997 and 1998, together with the related notes, are unaudited but include all adjustments (consisting only of normal recurring adjustments) which, in the opinion of management, are necessary for a fair presentation, in all material respects, of the financial position and the operating results and cash flows for the interim date and periods presented. Results for the interim period ended September 30, 1998 are not necessarily indicative of results for the entire fiscal year or future periods.

Scitex Digital Video Division
Notes to Combined Consolidated Financial Statements


     Foreign currency translation

     The currency of the primary economic environment in which the operations of the Company are conducted is the U.S. dollar; thus, the U.S. dollar is the functional currency of the Company.

     Gains and losses arising from non-dollar transactions and balances are included in the statement of operations.

     Use of estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Revenue recognition

     Revenue from product sales is recognized at the time the product is shipped. Upon shipment, the Company also provides for the estimated costs that may be incurred for product warranties. Cost of sales includes an estimate of costs associated with installation, warranty and training. Service revenue is recognized ratably over the contractual period or as services are rendered and accepted by the customer.

     Other additional paid-in capital

     Other additional paid in capital represents the net capital contribution by the Parent Company and the U.S. Parent Company. This contribution consists of research and development reimbursement by the Parent Company and certain tax benefits utilized by the U.S. Parent Company, net of royalties payable to the Parent Company. The royalties payable to the Parent Company relate to the Company's core technology which was purchased by the Parent Company as part of the Abekas acquisition and pushed down to the Company in these financial statements.

     Cash equivalents

     The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents. The Company deposits cash and cash equivalents with high credit quality U.S. financial institutions.

     Concentration of credit risk

     Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash, cash equivalents and accounts receivable. The Company's accounts receivable are derived from revenue earned from customers located in the U.S., Europe, Latin America and the Far East. The Company performs ongoing credit evaluations of its customers' financial condition and, generally, requires no collateral from its customers. The Company maintains an allowance for doubtful accounts receivable based upon the expected collectibility of accounts receivable. In respect of certain sales to customers in emerging economies, the Company requires letters of credits or cash in advance.

Scitex Digital Video Division
Notes to Combined Consolidated Financial Statements


     At September 30, 1998, one of the Company's customers accounted for approximately 31.4% of the total net accounts receivable.

     Fair value of financial instruments

     The financial instruments of the Company, consist mainly of non-derivative monetary assets and liabilities included in working capital. In view of their nature, the fair value of the financial instruments included in working capital approximate their carrying amount.

     Inventories

     Inventories include systems, components and spare parts. Systems and components inventory consist of components for manufacturing of systems, work in progress and finished products. Inventories are valued at the lower of cost or market. Cost is determined for components on the moving average basis and labor and overhead on the basis of actual manufacturing costs.

     Property and equipment

     Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation of property and equipment is computed using the straight-line method over the estimated useful lives of three to five years. Leasehold improvements are amortized by the straight-line method over the term of the lease or the estimated useful life of the improvements, whichever is shorter. Gains or losses from the disposal of property and equipment are taken into income in the period of the disposal. Repairs and maintenance costs are expensed as incurred.

     Long-lived assets

     The Company evaluates the recoverability of its long-lived assets including property and equipment, and goodwill and intangibles in accordance with Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of". SFAS No. 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the estimated future undiscounted cash flows attributable to such assets. Following the continuous losses incurred by the Company, Scitex Corporation Ltd.
     determined during November 1998 to exit the digital video business. As a result of the decision, Scitex Corporation Ltd. recorded a loss based on the Company's estimated fair value. The unaudited financial statements as of September 30, 1998, include a provision for an impairment of the Company's long-lived assets based on the above estimate.

     Research and development

     Research and development costs are charged to expense as incurred.

Scitex Digital Video Division
Notes to Combined Consolidated Financial Statements


     Income taxes

     The Company is included in the consolidated U.S. federal income tax return with other U.S. affiliates owned by the U.S. Parent Company. In the accompanying financial statements, income taxes are computed on the separate return basis, under which, income tax expense is determined assuming that the Company files its tax returns on a stand alone basis. Certain tax benefits have been reflected as capital contributions under other additional paid-in capital.

     Deferred income taxes are provided for temporary differences between assets and liabilities as measured in the financial statements and for tax purposes. Deferred taxes are computed using the tax rates expected to be in effect when these differences reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

     Comprehensive income

     The Company adopted Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income". SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components in a full set of general-purpose financial statements. There was no difference between the Company's net income (loss) and its total comprehensive income
     (loss) for the years ended December 31, 1995, 1996 and 1997 and the nine month periods ended September 30, 1997 and 1998.

     Impact of recently issued accounting pronouncements

     In April 1998, the American Institute of Certified Public Accountants issued Statement of Position ("SOP") 98-5, "Reporting on the Costs of Start-Up Activities." This statement requires companies to expense the costs of start-up activities and organization costs as incurred. In general, SOP 98-5 will not have a material impact on the Company's results of operations.

     In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities." SFAS No. 133 establishes new standards of accounting and reporting for derivative instruments and hedging activities. SFAS No. 133 requires that all derivatives be recognized at fair value on the balance sheet, and the corresponding gains and losses be reported either in the statement of operations or as a component of comprehensive income, depending on the type of hedging relationship that exists. SFAS No. 133 will be effective for fiscal years beginning after June 15, 1999. The Company does not currently hold derivative instruments or engage in hedging activities.

Scitex Digital Video Division
Notes to Combined Consolidated Financial Statements


2.   Business Combination

     In September 1995, Scitex Development Corporation (U.S. Parent Company) acquired all of the shares of Abekas Video Systems, Inc., a U.S. corporation (Abekas U.S.), Scitex Digital Video, Inc. acquired all of the assets and certain liabilities of Abekas Video Systems Ltd., a U.K. corporation and certain intangibles were acquired by the Parent Company, for approximately $51,432,000 in cash. In October 1995, Abekas U.S. was merged into Scitex Digital Video, Inc.. The Company accounted for the acquisitions using the "push-down" approach whereby its combined consolidated financial statements are reported on the same basis as included in Scitex Corporation Ltd. consolidated financial statements.

     Under the push-down accounting approach, the excess purchase price over the carrying value of the Company's net assets at the date of acquisition was allocated as follows:


                                                                 Estimated
                                         Amount                    Useful
     Item                             (in thousands)                Life
     ----                             --------------                ----
     Goodwill                           $  32,978                 7-9 years
     Acquired technology                   10,000                3-13 years
     Property and equipment                 3,481                1-10 years
     Working capital                        4,973
                                        ---------
     Total purchase price in cash       $  51,432
                                        =========


     Goodwill and other intangible assets are amortized by the straight-line method over their estimated useful life.

Scitex Digital Video Division
Notes to Combined Consolidated Financial Statements


3.   Balance Sheet Components

                                                      December 31,           September 30,
                                             ----------------------------    -------------
                                                 1996            1997            1998
                                             ------------    ------------    ------------
                                                                              (unaudited)
Accounts receivable, net:
     Accounts receivable                     $ 15,529,074    $  8,568,295    $  5,193,842
     Less: Allowance for doubtful accounts     (2,071,815)     (2,391,169)     (2,620,549)
                                             ------------    ------------    ------------
                                             $ 13,457,259    $  6,177,126    $  2,573,293
                                             ============    ============    ============


Inventory - systems and components:
     Finished goods                          $  4,430,562    $  5,283,950    $  6,065,725
     Work-in-progress                           1,296,770       1,691,411       1,705,895
     Components and raw materials              11,151,198       7,307,660       4,533,925
     Spare parts                                7,367,282       7,748,742       7,777,756
                                             ------------    ------------    ------------
                                               24,245,812      22,031,763      20,083,301
     Less: Allowance for obsolete and slow
       moving items                            (7,319,066)     (6,748,116)    (12,102,112)
                                             ------------    ------------    ------------
                                             $ 16,926,746    $ 15,283,647    $  7,981,189
                                             ============    ============    ============



                                               December 31,       September 30,
                                         -----------------------  -------------
                                            1996         1997         1998
                                         ----------   ----------   ----------
                                                                  (unaudited)
Accrued and other liabilities:
  Payroll and related expenses           $  956,464   $1,262,598   $  675,612
  Accrued non-cancelable leasing fees     2,835,299    1,932,588      820,184
  Deferred income                           804,203    1,102,971    1,083,861
  Commissions                             2,184,876      688,987      525,839
  Advances from customers                 1,146,660      477,643      286,797
  Other                                   1,461,971    1,537,140    1,385,308
                                         ----------   ----------   ----------
                                         $9,389,473   $7,001,927   $4,777,601
                                         ==========   ==========   ==========

Scitex Digital Video Division
Notes to Combined Consolidated Financial Statements


4.   Property and Equipment

     Property  and  equipment,   at  cost  less  accumulated   depreciation  and
     amortization, are as follows:


                                                      Accumulated
                                                      Depreciation
                                                          and
                                           Cost       Amortization       Net
                                       -----------    ------------   -----------
December 31, 1996
  Machinery and equipment              $ 8,119,812    $(2,685,564)   $ 5,434,248
  Leasehold improvements                   552,618       (157,168)       395,450
  Office furniture and equipment           327,769        (65,764)       262,005
  Fixed assets in transit                  195,922           --          195,922
                                       -----------    -----------    -----------
                                       $ 9,196,121    $(2,908,496)   $ 6,287,625
                                       ===========    ===========    ===========


                                                     Accumulated
                                                     Depreciation
                                                         and
                                        Cost         Amortization        Net
                                    ------------    -------------   ------------
December 31, 1997
  Machinery and equipment           $  8,636,531    $ (4,466,473)   $  4,170,058
  Leasehold improvements                 433,150        (327,469)        105,681
  Office furniture and equipment       1,176,655        (386,529)        790,126
  Fixed assets in transit                179,588            --           179,588
                                    ------------    ------------    ------------
                                    $ 10,425,924    $ (5,180,471)   $  5,245,453
                                    ============    ============    ============


                                                    Accumulated
                                                    Depreciation
                                                        and
                                        Cost        Amortization        Net
                                    ------------    -------------   ------------
September 30, 1998 (unaudited)
  Machinery and equipment           $  7,045,243    $ (5,111,966)   $  1,933,277
  Leasehold improvements                 760,936        (544,891)        216,045
  Office furniture and equipment       2,230,465      (1,344,967)        885,498
  Fixed assets in transit                571,333            --           571,333
                                    ------------    ------------    ------------
                                    $ 10,607,977    $ (7,001,824)   $  3,606,153
                                    ============    ============    ============


     Depreciation and amortization expenses totaled $741,117, $2,040,371 and $2,271,976 in the years ended December 31, 1995, 1996 and 1997, respectively, and $1,612,784 (unaudited) and $1,821,353 (unaudited) in the nine months period ended September 30, 1997 and 1998, respectively.

Scitex Digital Video Division
Notes to Combined Consolidated Financial Statements

5.   Goodwill and Other Intangible Assets

     Goodwill and other intangible assets, net are as follows:

                                                December 31,           September 30,
                                        ----------------------------   -------------
                                            1996            1997            1998
                                        ------------    ------------    ------------
                                                                         (unaudited)
Goodwill                                $ 40,417,058    $ 40,417,058    $ 40,417,058
Acquired technology                       12,461,000      12,461,000      12,461,000
Non-compete covenant                         558,000         558,000         558,000
                                        ------------    ------------    ------------
                                          53,436,058      53,436,058      53,436,058
Less: Accumulated amortization           (10,916,825)    (17,827,105)    (22,548,378)
      Impairment of long-lived assets           --              --       (30,887,680)
                                        ------------    ------------    ------------
Net book value                          $ 42,519,233    $ 35,608,953    $       --
                                        ============    ============    ============

6.   Related Party Transactions

     Balances with related parties are as follows:
                                                         December 31,        September 30,
                                                  -------------------------  -------------
                                                     1996          1997          1998
                                                  -----------   -----------   -----------
                                                                              (unaudited)
Accounts receivable                               $   115,504   $   518,503   $   260,136
                                                  ===========   ===========   ===========
Accounts payables:
  Non interest bearing accounts with
    affiliated companies                          $ 4,964,098   $ 9,444,952   $11,358,986
  Loan payable to Scitex Digital Printing,
    a U.S. affiliate, bearing interest at an
    annual rate of LIBOR plus 7/8% (6.6875%
    at September 30, 1998), payable upon demand    17,115,753    14,525,151    15,251,683
                                                  -----------   -----------   -----------
                                                  $22,079,851   $23,970,103   $26,610,669
                                                  ===========   ===========   ===========

     Transactions with related parties are as follows:
                                                                Nine Months Ended
                             Years Ended December 31,             September 30,
                      ------------------------------------   -----------------------
                         1995         1996         1997         1997         1998
                      ----------   ----------   ----------   ----------   ----------
                                                                   (unaudited)
Interest expenses     $     --     $  115,753   $  990,949   $  732,258   $  726,531
                      ==========   ==========   ==========   ==========   ==========
Sales to affiliates   $1,266,911   $1,446,421   $1,885,744   $  133,412   $  838,256
                      ==========   ==========   ==========   ==========   ==========


Scitex Digital Video Division
Notes to Combined Consolidated Financial Statements


     The net capital  contributions  by the Parent  Company and the U.S.  Parent
     Company and included under other additional paid in capital comprised the following:


                                                                                       Nine Months Ended
                                              Years Ended December 31,                   September 30,
                                    -------------------------------------------    ---------------------------
                                        1995             1996          1997            1997           1998
                                    ------------    ------------   ------------    ------------   ------------
                                                                                           (unaudited)
Contribution of Abekas
  acquisition                       $ 51,432,000    $       --     $       --      $       --     $       --
Reimbursement of research
  and development expenses
  net of royalty payable (royalty
  payable net of reimbursement
  of research and development
  expenses)                           (4,824,658)        391,525     (2,609,334)        985,360       (531,267)
Utilization of tax benefits                 --           204,325      3,207,101         690,969      2,810,195
                                    ------------    ------------   ------------    ------------   ------------
                                    $ 46,607,342    $    595,850   $    597,767    $  1,676,329   $  2,278,928
                                    ============    ============   ============    ============   ============


7.   Income Taxes

     The Company is included in the consolidated U.S. federal tax return with other U.S. affiliates, owned by the U.S. Parent Company. All available federal tax losses through September 30, 1998 have been utilized in the consolidated return for such periods and, as a result, are not available to provide any tax benefit to the Company in future periods.

     The provision for income taxes consists of the following:


                                                              Nine Months Ended
                              Years Ended December 31,          September 30,
                     -----------------------------------   ---------------------
                       1995          1996         1997        1997       1998
                     ---------    ---------    ---------   ---------   ---------
                                                                (unaudited)
Current:
  U.S. federal       $ 490,000    $(592,000)   $    --
  State and local      155,000         --           --     $    --     $    --
  Foreign                 --         76,384       77,201      57,901        --
                     ---------    ---------    ---------   ---------   ---------
                       645,000     (515,616)      77,201      57,901        --
                     =========    =========    =========   =========   =========

Scitex Digital Video Division
Notes to Combined Consolidated Financial Statements


     Deferred tax assets and liabilities consist of the following:


                                                                                      December 31,                    September 30,
                                                                           ----------------------------------         -------------
                                                                               1996                 1997                   1998
                                                                           ------------          ------------          ------------
                                                                                                                        (unaudited)
Deferred tax assets:
    Net operating loss and other carryforwards                             $    422,376          $    735,168          $  1,127,885
    Accruals and reserves                                                     2,216,241             2,863,076             3,242,013
    Intangible assets                                                         3,820,130             4,819,200            16,954,385
    Research and development credits                                          1,131,519             1,685,511             1,685,511
                                                                           ------------          ------------          ------------
                                                                              7,590,266            10,102,955            23,009,794
                                                                           ------------          ------------          ------------

Deferred tax liabilities:
    Depreciation                                                           $    114,117          $    160,672          $     57,180
                                                                           ------------          ------------          ------------

Net deferred tax assets                                                       7,476,149             9,942,283            22,952,614
Less: Valuation allowance                                                    (7,476,149)           (9,942,283)          (22,952,614)
                                                                           ------------          ------------          ------------

                                                                           $     --              $     --              $     --
                                                                           ------------          ------------          ------------

     Management believes that, based on a number of factors, it is more likely than not that the benefit of deferred tax assets will not be utilized on a stand alone basis, and, accordingly a full valuation allowance has been recorded. The valuation allowance increased by $3,857,281, $2,466,134 and $13,010,331 (unaudited) for the years ended December 31, 1996 and 1997 and for the nine months ended September 30, 1998.

Scitex Digital Video Division
Notes to Combined Consolidated Financial Statements


     At December 31, 1997 and at September 30, 1998, the Company had no federal and $14,137,865 and $21,690,103 (unaudited) of state net operating loss carryforwards available to offset future taxable income which expire in varying amounts beginning in 2001. Under the Tax Reform Act of 1986, the amounts of and benefits from net operating loss carryforwards may be impaired or limited in certain circumstances. Such events which cause limitations in the amount of net operating losses that the Company may utilize in any one year include, but are not limited to, a cumulative ownership change of more than 50%, as defined, over a three year period. At December 31, 1997 and at September 30, 1998, the Company also had approximately $2,170,616 of research and development credits which expire in varying amounts beginning in 2010.


8.   Commitments

     Leases

     The Company leases office space under noncancelable operating leases with various expiration dates through July 2003. Rent expense for the years ended December 31, 1995, 1996 and 1997 amounted to $595,491, $1,824,087 and
     $1,394,455, respectively. The terms of certain facility leases provide for rental payments on a graduated scale. The Company recognizes rent expense on a straight-line basis over the lease period, and has accrued for rent expense incurred but not paid.

     Future minimum lease payments, net of amounts payable related to facilities that the Company does not intend to use and under noncancelable leases, are as follows:


                                                                       Operating
                                                                         Leases
                                                                        --------
Three months ended December 31, 1998                                    $292,684
Year ended December 31, 1999                                             211,663
Year ended December 31, 2000                                             127,951
                                                                        --------
Total minimum lease payments                                            $632,298
                                                                        ========


9.   Contingent Liabilities

     The Company has entered into financing agreements with third-party financing companies under which long-term financing (generally three to five years) is provided to customers in connection with the purchase of the Company's products. Under the terms of these agreements, the third-party financing companies have recourse against the Company in an amount equal to the outstanding balance, including interest, owed by the customers to the financing company in the event of default by the customers.

Scitex Digital Video Division
Notes to Combined Consolidated Financial Statements


     At September 30, 1998, the Company was contingently liable to the financing companies under these arrangements in the amount of approximately $400,000. The Company has established provisions for estimated potential losses which may be incurred in the event of default under the agreements.


10.  Employee Benefit Plans

     The Company sponsors a 401(k) defined contribution plan covering all employees. Contributions made by the Company are determined annually by management. Employer contributions under this plan amounted to $474,452, $426,903 and $455,074 for the years ended December 31, 1995, 1996 and 1997, respectively, and $185,372 (unaudited) and $445,064 (unaudited) for the period ended September 30, 1997 and 1998, respectively.

     The Parent Company's Board of Directors approved the Scitex International Key Employees Stock Option Plan 1991 (as amended, 1995), for officers and other key employees of non-Israeli subsidiaries, under which, options to purchase the Parent Company's shares were granted to the Company's key employees. Option awards may be granted under the plan up to September 2001. The maximum term of an option may not exceed ten years. The options granted, vest over four years from the date of grant.

     A  summary  of  activity  for the  purchase  of  ordinary  shares in Scitex
     Corporation Ltd. under the stock option plans at December 31, 1996 and 1997 and as at September 30, 1998, and changes during years ended December 31, 1996 and 1997 and the first nine months of 1998, is presented below:


                                                Year Ended                     Year Ended                    Nine Months Ended
                                            December 31, 1996               December 31, 1997                September 30, 1998
                                        ---------------------------     ---------------------------     ---------------------------
                                                                                                                  (unaudited)
                                                          Weighted                        Weighted                         Weighted
                                                           Average                         Average                         Average
                                                           Exercise                        Exercise                        Exercise
                                          Number            Price         Number            Price         Number            Price
                                        ---------         ---------     ---------         ---------     ---------         ---------
Options outstanding at
  beginning of period                   $  35,000         $   17.00     $ 229,000         $   14.99     $  67,000         $   14.96

Changes during period
  Granted                                 217,000         $   14.55          --                --            --                --
  Forfeited                               (23,000)        $   14.38      (162,000)        $   14.93       (21,000)        $   14.38
                                        ---------                       ---------                       ---------

Options outstanding at
  end of period                           229,000         $   14.94        67,000         $   14.96        46,000         $   15.23
                                        ---------                       ---------                       ---------

Options exercisable at
  end of period                            41,000         $   15.50        37,250         $   15.17        30,500         $   15.67
                                        =========                       =========                       =========

Scitex Digital Video Division
Notes to Combined Consolidated Financial Statements



                       Options Outstanding          Options Exercisable at
                      at September 30, 1998           September 30, 1998
                    --------------------------    --------------------------
                            (unaudited)                  (unaudited)
                                     Weighted
                                      Average
                                     Remaining
Exercise              Number        Contractual     Number         Exercise
  Price             Outstanding         Life      Exercisable       Price
  -----             -----------         ----      -----------       -----
$  14.38              31,000            7.25        15,500         $ 14.38
$  17.00              15,000            6.17        15,000         $ 17.00
                      ------                        ------
                      46,000                        30,500
                      ======                        ======


     Had compensation cost for the Company's stock-based compensation plan been determined based on the fair value at the grant dates for the awards under a method prescribed by SFAS No. 123, the affect on Company's net loss would have been immaterial.

     The Company calculated the fair value of each option grant on the date of grant using the Black-Scholes pricing method with the following assumptions: dividend yield at 0%; volatility of 45%; weighted average expected option term of 2.5 years; risk free interest rate of 4.72% to 6.10% for the year ended December 31, 1996. The weighted average fair value of options granted during 1996 was $4.46.


11.  Selected Balance Sheets and Income Statements Data

     The following data present revenues according to the geographic location in which the revenues were recorded.


                                                               Nine Months Ended
                         Years Ended December 31,                September 30,
                ---------------------------------------   -------------------------
                    1995          1996         1997          1997           1998
                -----------   -----------   -----------   -----------   -----------
                                                                  (unaudited)
United States   $21,083,125   $39,567,352   $33,423,782   $27,919,888   $16,558,466
Europe           14,952,000    17,491,000    13,409,000    11,668,000     3,810,000
Far East          8,318,000    12,207,000     8,787,000     7,787,000     2,038,000
Other               893,575     1,677,000     2,405,463     1,721,463       727,000
                -----------   -----------   -----------   -----------   -----------
                $45,246,700   $70,942,352   $58,025,245   $49,096,351   $23,133,466
                ===========   ===========   ===========   ===========   ===========

Scitex Digital Video Division
Notes to Combined Consolidated Financial Statements


     Identifiable assets

     Identifiable assets are those assets employed in, or associated with, each geographic area.


                                            December 31,           September 30,
                                   ----------------------------    -------------
                                      1996             1997             1998
                                   -----------      -----------      -----------
                                                                     (Unaudited)

United States                      $76,165,227      $57,600,684      $14,124,124
Europe                               1,001,420          697,196          738,744
Israel and other                     8,262,032        6,823,913        1,496,358
                                   -----------      -----------      -----------
                                   $85,428,679      $65,121,793      $16,359,226
                                   ===========      ===========      ===========


     Selling, general and administrative


                                                                            Nine Months Ended
                                        Years Ended December 31,              September 30,
                              ---------------------------------------   -------------------------
                                 1995           1996          1997         1997          1998
                              -----------   -----------   -----------   -----------   -----------
                                                                                (unaudited)
Selling and marketing         $ 6,204,900   $16,105,918   $13,737,228   $10,185,224   $ 7,972,450
General and administrative*     1,924,100     4,572,360     3,773,586     2,971,776     1,943,956
                              -----------   -----------   -----------   -----------   -----------
                              $ 8,129,000   $20,678,278   $17,510,814   $13,157,000   $ 9,916,406
                              -----------   -----------   -----------   -----------   -----------
*Including net change in
  allowance for doubtful
  accounts and direct
  write-off of bad debt       $    77,900   $   472,564   $   598,000   $   410,500   $   410,500
                              ===========   ===========   ===========   ===========   ===========


12.  Subsequent Events

     On December 10, 1998, substantially all of the assets and certain liabilities of Scitex Digital Video Division were acquired by Accom Inc. for approximately $8 million in cash, a note receivable and warrants to purchase 1,000,000 shares of Accom Inc. common stock. The term of the warrants is ten years; 250,000 warrants are exercisable at a price of $1.00 per share, while the remaining 750,000 warrants are exercisable at a price of $3.00 per share.

(b)  Pro Forma Financial Information.

     On December 10, 1998, Accom, Inc., a Delaware corporation (the "Company"), acquired substantially all of the assets of Scitex Digital Video, Inc., a Massachusetts corporation ("SDV"). The Company also acquired substantially all of the assets of Scitex Digital Video (Europe) Limited, a private limited company incorporated in England and Wales ("SDVE"), and Scitex Digital Video (Asia Pacific), Inc., a California corporation ("SDVAP"). In addition, the Company acquired certain intangible personal property of Scitex Corporation Ltd., an Israel corporation ("Scitex Corporation"), related to SDV's business. These acquisitions were consummated pursuant to an Asset Purchase Agreement (the "Asset Purchase Agreement"), dated as of December 10, 1998, by and among the Company, SDV, SDVE, SDVAP, Scitex Development Corp., a Massachusetts corporation ("Scitex Development"), and Scitex Corporation.

     The Company acquired the assets described in the above paragraph in exchange for: (i) $7,893,400 in cash, (ii) a warrant for 250,000 shares of the Company's common stock, (iii) a warrant for 750,000 shares of the Company's common stock, and (iv) non-negotiable subordinated promissory notes of the Company in the aggregate amount of $2,065,000. As further consideration, the Company assumed certain liabilities of the Scitex entities listed in the above paragraph.

     The unaudited pro forma statements of operations have been prepared by combining the historical financial statements of the Company with the historical financial statements of SDV, SDVE and SDVAP. Pro forma adjustments have been applied to the combined amounts assuming the acquisition had occurred as of January 1, 1998, October 1, 1996, October 1, 1995 and October 1, 1994.

     The pro forma financial information is intended for informational purposes only and is not necessarily indicative of the future financial position or results of operations of the consolidated company after the acquisition. In addition, the pro forma financial information is not necessarily indicative of the actual results that would have occurred had the acquisition been effected on January 1, 1998, October 1, 1996, October 1, 1995 and October 1, 1994. The pro forma statements of operations and accompanying notes should be read in connection with and are qualified by the historical financial statements of the Company and notes thereto.

                                                             Accom, Inc.
                                                         Unaudited Pro Forma
                                           Condensed Consolidated Statement of Operations
                                            For the Nine Months Ended September 30, 1998
                                                (in thousands, except per share data)


                                                      Nine months ended September 30,
                                                                 1998
                                                      ----------------------------
                                                                         Scitex Digital           Pro Forma               Pro Forma
                                                      Accom, Inc.            Video               Adjustments             As Adjusted
                                                      -----------            -----               -----------             -----------
Sales                                                  $  8,484            $ 23,134               $    --                  $ 31,618

Cost of sales                                             4,432              21,085(1)                 --                    25,517
                                                       --------            --------               --------                ---------

Gross profit                                              4,052               2,049                    --                     6,101

Operating expenses                                        7,184              51,584(1)              (4,312)(a)(b)            54,456
                                                       --------            --------               --------                ---------

Operating loss                                           (3,132)            (49,535)                 4,312                  (48,355)

Other income (expense)                                      127                (701)                  (350)(c)                 (924)
                                                       --------            --------               --------                ---------

Loss before provision
for income taxes                                         (3,005)            (50,236)                 3,962                  (49,279)

Provision for income taxes                                   18                --                      --                        18
                                                       --------            --------               --------                ---------

Net loss                                               $ (3,023)           $(50,236)              $  3,962                $(49,297)
                                                       ========            ========               ========                =========

Net loss per share-
basic and diluted                                      $  (0.45)               --                      --                 $  (4.88)
                                                       ========            ========               ========                =========

Weighted average
shares outstanding-
basic and diluted                                         6,658                --                    3,450(d)                10,108
                                                       ========            ========               ========                =========

                                                             Accom, Inc.
                                                         Unaudited Pro Forma
                                           Condensed Consolidated Statement of Operations
                                           For the Twelve Months Ended September 30, 1997
                                                        and December 31, 1997
                                                (in thousands, except per share data)

                                                            Twelve months ended
                                                      -------------------------------
                                                      September 30,      December 31,
                                                          1997                1997
                                                      -------------------------------
                                                                         Scitex Digital          Pro Forma                Pro Forma
                                                        Accom, Inc.           Video             Adjustments              As Adjusted
                                                        -----------           -----             -----------              -----------
Sales                                                    $ 17,627           $ 58,025              $   --                   $ 75,652

Cost of sales                                              11,034             39,178(1)               --                     50,212
                                                         --------           --------              --------                 --------

Gross profit                                                6,593             18,847                  --                     25,440

Operating expenses                                         11,250             35,647(1)             (6,365)(a)(b)            40,532
                                                         --------           --------              --------                 --------

Operating loss                                             (4,657)           (16,800)                6,365                  (15,092)

Other income (expense)                                        176               (923)                 (466)(c)               (1,213)
                                                         --------           --------              --------                 --------

Loss before provision
for income taxes                                           (4,481)           (17,723)                5,899                  (16,305)

Provision for income taxes                                      9                 77                  --                         86
                                                         --------           --------              --------                 --------

Net loss                                                 $ (4,490)          $(17,800)             $  5,899                 $(16,391)
                                                         ========           ========              ========                 ========

Net loss per share-
Basic and diluted                                        $  (0.68)              --                    --                   $  (1.63)
                                                         ========           ========              ========                 ========

Weighted average
shares outstanding-
Basic and diluted                                           6,587               --                   3,450(d)                10,037
                                                         ========           ========              ========                 ========

                                                             Accom, Inc.
                                                         Unaudited Pro Forma
                                           Condensed Consolidated Statement of Operations
                                           For the Twelve Months Ended September 30, 1996
                                                        and December 31, 1996
                                                (in thousands, except per share data)

                                                           Twelve months ended
                                                     --------------------------------
                                                      September 30,      December 31,
                                                          1996              1996
                                                     -------------------------------
                                                                       Scitex Digital           Pro Forma                 Pro Forma
                                                     Accom, Inc.           Video               Adjustments               As Adjusted
                                                     -----------           -----               -----------               -----------
Sales                                                 $ 21,408            $ 70,942               $   --                    $ 92,350

Cost of sales                                           11,010              47,728(1)                --                      58,738
                                                      --------            --------               --------                  --------

Gross profit                                            10,398              23,214                   --                      33,612

Operating expenses                                      12,019              39,660(1)              (6,756)(a)(b)             44,923
                                                      --------            --------               --------                  --------

Operating loss                                          (1,621)            (16,446)                 6,756                   (11,311)

Other income (expense)                                     209                 (65)                  (466)(c)                  (322)
                                                      --------            --------               --------                  --------

Loss before
benefit from
income taxes                                            (1,412)            (16,511)                 6,290                   (11,633)

Benefit
from income taxes                                         (496)               (516)                  --                      (1,012)
                                                      --------            --------               --------                  --------

Net loss                                              $   (916)           $(15,995)              $  6,290                  $(10,621)
                                                      ========            ========               ========                  ========

Net loss per share-
Basic and diluted                                     $  (0.14)               --                     --                    $  (1.07)
                                                      ========            ========               ========                  ========

Weighted average
shares outstanding-
Basic and diluted                                        6,439                --                    3,450(d)                  9,889
                                                      ========            ========               ========                  ========

                                                             Accom, Inc.
                                                         Unaudited Pro Forma
                                           Condensed Consolidated Statement of Operations
                                           For the Twelve Months Ended September 30, 1995
                                                        and December 31, 1995
                                                (in thousands, except per share data)

                                                             Twelve months ended
                                                      ---------------------------------
                                                       September 30,      December 31,
                                                          1995                1995
                                                      ---------------------------------
                                                                         Scitex Digital          Pro Forma                Pro Forma
                                                      Accom, Inc.            Video              Adjustments              As Adjusted
                                                      -----------            -----              -----------              -----------
Sales                                                  $ 21,312            $ 45,247              $   --                    $ 66,559

Cost of sales                                            10,137              23,880(1)               --                      34,017
                                                       --------            --------              --------                  --------

Gross profit                                             11,175              21,367                  --                      32,542

Operating expenses                                       21,967              17,544(1)             (2,454)(a)(b)             37,057
                                                       --------            --------              --------                  --------

Operating loss                                          (10,792)              3,823                 2,454                    (4,515)

Other income (expense)                                     (180)                 69                  (466)(c)                  (577)
                                                       --------            --------              --------                  --------

Loss before provision
for (benefit from)
income taxes                                            (10,972)              3,892                 1,988                    (5,092)

Provision for (benefit
from) income taxes                                         (132)                645                  --                         513
                                                       --------            --------              --------                  --------

Net loss                                               $(10,840)           $  3,247              $  1,988                  $ (5,605)
                                                       ========            ========              ========                  ========

Net loss per share-
Basic and diluted                                      $  (3.85)               --                    --                    $  (0.89)
                                                       ========            ========              ========                  ========

Weighted average
shares outstanding-
basic and diluted                                         2,816                --                   3,450(d)                  6,266
                                                       ========            ========              ========                  ========

Accom, Inc. and Scitex Digital Video, Inc.
Notes to Pro Forma Condensed Consolidated Statement of Operations

1. The Statement of Operations of Scitex Digital Video, Inc. ("SDV"), Scitex Digital Video (Europe) Limited ("SDVE"), and Scitex Digital Video (Asia Pacific) ("SDVAP") have been modified by reclassifying certain expenses from cost of sales to operating expenses. The expenses reclassified relate to customer service expenses. The reclassification was done to reflect the historic treatment of customer service expenses in the Statement of Operations for Accom. The following table summarizes the reclassification:


                                                                       Operating
                 Period                            Cost of Sales        Expenses
--------------------------------------------------------------------------------
                                                             (in thousands)

For the nine months ending September 30, 1998         $(406)             $ 406
For the twelve months ending December 31, 1997        $(428)             $ 428
For the twelve months ending December 31, 1996        $(158)             $ 158
For the twelve months ending December 31, 1995        $(145)             $ 145


2.   The pro forma statements of operations include the following adjustments:

     (a) To reflect the elimination of the amortization charge relating to SDV goodwill not valued by Accom.
     (b) To  reflect   amortization  of  intangibles   resulting  from  the  SDV
         acquisition
     (c) To reflect interest on debt incurred by Accom in financing the SDV acquisition
     (d) To reflect an increase in the number of shares of common stock outstanding which were acquired by Accom directors and an officer of the Company as part of and as a result of the SDV acquisition.

(c)      Exhibits

     23.1  Consent of PricewaterhouseCoopers LLP, Independent Accountants

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             ACCOM, INC.,
                                             a Delaware corporation

                                             By: /s/  JUNAID SHEIKH
                                                 -------------------------------
                                             Name:    Junaid Sheikh
                                             Title:   Chief Executive Officer

April 5, 2000

                                       29